Exhibit 99



								Greg Parker
								210/220-5632
								           or
								Pam Thomas
								210/220-4205



FOR IMMEDIATE RELEASE
APRIL 18, 2001




CULLEN/FROST REPORTS FIRST QUARTER
 RESULTS, TIMING OF EARNINGS CONFERENCE CALL AND EARNINGS GUIDANCE


SAN ANTONIO -- Cullen/Frost Bankers, Inc. today reported first quarter 2001 earnings of $22.5 million, or $.42 per diluted common share, compared to $.47 per diluted common share reported for the first quarter last year.

Compared to first quarter a year ago, revenues increased 8.7 percent, driven by increases in loans and deposits and strong non-interest income growth. Average loans increased 8.4 percent while deposits grew 6.2 percent. A broad-based fee income growth across various business lines accounted for an 18 percent increase in non-interest income.

The quarter was negatively impacted by a $13 million charge-off, related to a $20 million shared national credit. As previously reported, this loan was included in the company's potential problem loans at year-end 2000 and was placed on non-performing status at the end of February 2001. In April, the company determined that the deterioration in this credit was greater than had been expected and this further negatively impacted the company's estimate of probable losses incurred related to this credit. The remaining balance of $6.9 million associated with this credit is included in non-accrual loans at March 31, 2001.

Partially offsetting this impact on the first quarter's results was a pre-tax gain of $5.7 million related to the sale of interest rate floors which had been purchased to hedge interest rate exposure in an environment of falling interest rates. Of the gain, $1.1 million is included in other non-interest income with the remainder included, net of tax, as the cumulative effect of adopting SFAS 133, which went into effect January 1, 2001. Excluding the after-tax net impact of the additional provision and the gain on the sale of the interest rate floors, earnings per diluted common share for the first quarter of 2001 would have been $.51, up 8.5 percent from the first quarter last year.

"This quarter's results were clearly impacted by one specific problem loan and the aggressive actions that we took to address it," said Dick Evans, chairman and chief executive officer. "Writing down this loan to its discounted collateral value reflects our commitment to act decisively and prudently to deal with this problem. We will now work going forward to recover the maximum amount possible. The problems we encountered with this credit are unique to a specific company and are not indicative of a particular industry or our portfolio overall." The allowance for loan losses as a percentage of average loans was 1.40 percent at March 31, 2001, flat with the fourth quarter last year and up from the 1.37 percent reported for the first quarter last year.

"We continue to experience good loan and deposit growth as well as increases in fee based revenues even though the quarter was impacted by the steep and quick decline in interest rates which negatively affected net interest income. The Texas economy continues to show fundamental strength,
especially in the diverse and vibrant markets we serve.   We also believe in
the people in this organization who work hard on building and sustaining long-term customer relationships."

Based on the results of this quarter and current conditions, Cullen/Frost currently expects that its earnings per share for the current year will be between a range of $2.05 and $2.15, below the low end of the current IBES estimates for 2001 of $2.20.

For the first quarter of 2001, return on average assets and equity were 1.23 percent and 15.48 percent, compared to 1.47 percent and 19.76 percent for the same quarter the previous year. Average loans for the quarter, excluding mortgage loans and indirect auto loans, two loan products the company is de-emphasizing, increased 12.5 percent from the quarter a year ago. Average deposits increased 6.2 percent to $6.3 billion compared to $5.9 billion for the first quarter in 2000.

Noted financial data for the first quarter follows:
The provision for possible loan losses in the first quarter of 2001 was $15 million, compared to net charge-offs for the quarter of $14.2 million with $13.0 million in additional provision and charge-off relating to the single shared national credit. The loan loss provision in the first quarter last year was $2.7 million, compared to net charge-offs of $2.6 million. Non-performing assets were $23.0 million at quarter end, compared to $18.0 million at the end of the first quarter 2000. This represented .29 percent of total assets at March 31, 2001 compared to .26 percent for the same date last year.
Cullen/Frost's cash earnings per diluted share, which excludes the after-tax impact of intangible amortization, was $.48, compared to $.53 cash earnings per diluted share for the same quarter of 2000. Cash earnings return on equity and return on assets for the first quarter of 2001 were 17.56 percent and 1.39 percent, compared to 22.18 percent and 1.65 percent for the first quarter last year.
Net interest income was $80.6 million, compared to $77.6 million reported for the first quarter of 2000. A factor negatively impacting the growth in net interest income was the effect of three Federal Reserve decreases in the Federal Funds rate which totaled 150 basis points in the first quarter of 2001. The steep and quick decline in rates resulted in the re-pricing of interest bearing deposits lagging the re-pricing of earning assets. Positives to net interest income included the increase in average loans which were up 8.4 percent, (12.5 percent excluding mortgage and indirect auto loans) and the increase in average deposits which grew by 6.2 percent from the quarter a year ago.
Non-interest income for the first quarter totaled $46.8 million, an increase of 18 percent compared to $39.6 million for the first quarter 2000. Service charges on deposits increased 14.6 percent to $16.5 million, with the increase split evenly between commercial and retail based service charges. Insurance commissions more than doubled from a year ago to $3.9 million from $1.5 million and resulted from the combined success of two insurance agency acquisitions that closed in the second and third quarters of 2000 and our existing Frost Insurance Agency. Other service charges were up 30.8 percent to $5.9 million from the first quarter of 2000 resulting primarily from increased revenues from Frost Securities Inc., the corporation's investment banking subsidiary.
Non-interest expense was $82.6 million an increase of 8.6 percent compared to $76.1 million reported the first quarter of last year. The increase comes primarily from combined salaries and benefits, which increased $3.2 million or 7.9 percent as a result of the two new insurance agency acquisitions and the buildup during the year of our investment banking subsidiary. Normal merit and market increases also contributed to the growth.

Cullen/Frost will be holding its quarterly conference call to discuss the results for the quarter on Thursday April 19, 2001 at 10:00 a.m. (CDT). Media and other interested individuals are invited to listen to the call at
the following numbers:     Domestic:   800-370-0906     International:
973-633-6740
The call can also be heard through a live webcast at: https://www.frostbank.com/cgi-bin/ecomm/frost1/scripts/frames/investor/investorframe.jsp
The conference call will be available for telephone playback at 973-341-3080 PIN 2522482 after 11:00 a.m. (CDT).

Cullen/Frost Bankers, Inc. is a financial holding company, headquartered in San Antonio, with assets of $7.8 billion at March 31, 2001. Frost Bank operates more than 80 financial centers across Texas in Austin, Boerne, Corpus Christi, Dallas, Fort Worth, Galveston, Houston, McAllen, New Braunfels, San Antonio and San Marcos. The corporation provides a full range of business and consumer banking products, investment and brokerage services, insurance products and investment banking services. Founded in 1868, Frost Bank is the largest independent bank in Texas, helping Texans with their financial needs during three centuries. Cullen/Frost Bankers' stock is traded on the New York Stock Exchange under the symbol CFR.

Forward-Looking Statements:
Certain statements contained in this 1st quarter 2001 earnings release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), not withstanding that they are not specifically identified as such. In addition, certain statements in future filings by Cullen/Frost with the Securities and Exchange Commission, in press releases, and in oral and written statements made by or with the approval of the Corporation which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans and objectives of Cullen/Frost or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes", "anticipates", "expects", "intends", "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
     Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (i) local, regional and international economic conditions and the impact they may have on Cullen/Frost and its customers; (ii) the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; (iii) inflation, interest rate, market and monetary fluctuations; (iv) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (v) changes in consumer spending, borrowings and savings habits; (vi) technological changes; (vii) acquisitions and integration of acquired businesses; (viii) the ability to increase market share and control expenses; (ix) changes in the competitive environment among financial holding companies; (x) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which Cullen/Frost and its subsidiaries must comply; (xi) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board; (xii) changes in the Corporation's organization, compensation and benefit plans; (xiii) the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; (xiv) costs or difficulties related to the integration of the businesses of Cullen/Frost being greater than expected; and (xv) the Corporation's success at managing the risks involved in the foregoing.
     Such forward-looking statements speak only as of the date on which such statements are made. Cullen/Frost undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.


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Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

                                 2001                     2000
                               -------   -------------------------------------
                               1st Qtr   4th Qtr   3rd Qtr   2nd Qtr   1st Qtr
                               -------   -------   -------   -------   -------
CONDENSED INCOME STATEMENTS
 ($ in thousands)
Net interest income            $80,619   $83,265   $81,964   $79,982   $77,552
Net interest income(1)          81,809    84,387    83,063    81,095    78,712
Provision for possible loan
 losses                         15,031     5,118     3,436     2,867     2,682
Non-interest income
 Trust fees                     12,006    12,646    12,488    12,446    11,686
 Service charges on deposit
  accounts                      16,500    16,251    15,212    14,765    14,399
 Insurance commissions           3,895     3,397     3,828     1,586     1,520
 Other service charges           5,934     5,339     5,259     5,009     4,536
 Net securities transactions        10        10         2                  (8)
 Other                           8,413     8,324     5,618     9,068     7,484
                               -------   -------   -------   -------   -------
 Total non-interest income     $46,758   $45,967   $42,407   $42,874   $39,617

Non-interest expense
 Salaries & wages               35,610    35,515    35,460    34,439    33,229
 Pensions and other benefits     8,911     6,604     7,338     7,171     8,050
 Net occupancy                   7,203     7,239     7,050     6,850     6,766
 Furniture & equipment           6,012     6,060     5,150     5,219     5,066
 Intangible amortization         3,880     3,960     3,891     3,818     3,956
  Other                         20,985    21,600    19,584    20,259    19,006
                               -------   -------   -------   -------   -------
 Total non-interest expense    $82,601   $80,978   $78,473   $77,756   $76,073

Income before taxes and
  cumulative effect of
  accounting change             29,745    43,136    42,462    42,233    38,414
Income taxes                    10,215    14,863    14,704    14,603    13,258
                               -------   -------   -------   -------   -------
Income before cumulative
  effect of accounting change  $19,530   $28,273   $27,758   $27,630   $25,156
Cumulative effect of
  accounting change, net of tax  3,010
                               -------   -------   -------   -------   -------
Net income                     $22,540   $28,273   $27,758   $27,630   $25,156
Cash earnings(2)                25,567    31,352    30,798    30,621    28,238

PER COMMON SHARE DATA
Net income - basic   (5)       $   .44   $   .55   $   .53   $   .53   $   .48
Net income - diluted(5)            .42       .53       .52       .52       .47
Cash earnings - basic              .50       .61       .59       .59       .54
Cash earnings - diluted            .48       .59       .57       .57       .53
Cash dividends                    .195      .195      .195      .195      .175
Shareholders' equity             11.49     11.14     10.57     10.08      9.77
 (shares in thousands)
Period-end common shares        51,551    51,430    51,790    52,031    52,378
Average common shares           51,518    51,606    51,976    52,235    52,682
Dilutive effect of stock
 options                         2,244     1,973     1,715     1,283     1,084

SELECTED FINANCIAL DATA
Return on average assets          1.23%     1.52%     1.53%     1.56%     1.47%
Cash earnings ROA(3)              1.39      1.68      1.69      1.73      1.65
Return on average equity         15.48     20.09     20.50     21.31     19.76
Cash earnings ROE(4)             17.56     22.28     22.74     23.61     22.18
Net interest income to
  average earning assets(1)       5.18      5.28      5.33      5.33      5.36


(1) Taxable-equivalent basis assuming a 35% tax rate.
(2) Net income before intangible amortization (including goodwill and core deposit intangibles, net of tax).
(3) Cash earnings as a percentage of total average assets.
(4) Cash earnings as a percentage of average shareholders' equity.
(5) Excluding the one time benefit of $3 million, net of tax, related to a change in accounting for derivatives basic EPS and diluted EPS were $.38 and $.36, respectively for the first quarter of 2001.

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

Cullen/Frost Bankers, Inc.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

                             2001                2000
                           -------   ----------------------------------
                           1st Qtr   4th Qtr  3rd Qtr  2nd Qtr  1st Qtr
                           -------   -------  -------  -------  -------
BALANCE SHEET SUMMARY
 ($ in millions)
Average Balance:
  Loans                    $ 4,564   $ 4,459  $ 4,405  $ 4,334  $ 4,211
  Earning assets             6,378     6,366    6,210    6,112    5,902
  Total assets               7,451     7,403    7,238    7,111    6,900
  Private deposits           5,908     5,907    5,830    5,711    5,624
  Public funds                 349       338      269      260      265
  Total deposits             6,257     6,245    6,099    5,971    5,889

Period-End Balance:
  Loans                    $ 4,587   $ 4,535  $ 4,469  $ 4,426  $ 4,282
  Earning assets             6,538     6,422    6,199    6,260    6,022
  Intangible assets            129       133      138      131      134
  Total assets               7,820     7,660    7,355    7,328    7,019
  Total deposits             6,590     6,500    6,205    6,128    6,009
  Shareholders' equity         592       573      547      525      511
  Adjusted shareholders'
   equity(1)                   589       575      570      562      554

ASSET QUALITY
 ($ in thousands)
Allowance for possible
  loan losses              $64,065   $63,265  $59,965  $58,965  $58,465
   As a percentage of
    period-end loans          1.40%     1.40%    1.34%    1.33%    1.37%

Net charge-offs:           $14,231   $ 1,818  $ 2,436  $ 2,367  $ 2,562
   As a percentage of
    average loans             1.26%      .16%     .22%     .22%     .24%

Non-performing assets:
  Non-accrual              $20,691   $16,662  $17,300  $13,016  $14,579
  Foreclosed assets          2,349     2,271    2,480    2,956    3,373
                           -------   -------  -------  -------  -------
    Total                  $23,040   $18,933  $19,780  $15,972  $17,952
   As a percentage of:
  Total assets                 .29%      .25%     .27%     .22%     .26%
  Total loans plus
    foreclosed assets          .50       .42      .44      .36      .42


CAPITAL RATIOS
Tier 1 Risk-Based
  Capital Ratio              10.30%    10.08%   10.16%   10.62%   10.83%
Total Risk-Based
  Capital Ratio              11.46     11.24    11.29    11.78    12.03
Equity to Assets Ratio        7.57      7.48     7.45     7.16     7.28
Leverage Ratio                7.73      7.54     7.58     7.68     7.74




(1) Shareholders' equity excluding the SFAS 115 market value adjustment.
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